                                                                 EXHIBIT 4.2(c)


                                                                   NEVADA





                    DEED OF TRUST, ASSIGNMENT OF LEASES AND
                   RENTS, SECURITY AGREEMENT, FIXTURE FILING
                            AND FINANCING STATEMENT

                                       BY

                       PIONEER CHLOR ALKALI COMPANY, INC.
                        (Taxpayer I.D. No. 51-0302028),
                                   as Trustor

                                       TO

               First American Title Insurance Company of Nevada,
                            as Deed of Trust Trustee

                               FOR THE BENEFIT OF

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as Collateral Agent
                        (Taxpayer I.D. No. 13-3818954),
                                 as Beneficiary

                           Dated as of June 17, 1997

     THIS INSTRUMENT COVERS, AMONG OTHER PROPERTY, GOODS WHICH ARE OR MAY BECOME FIXTURES ON CERTAIN REAL PROPERTY DESCRIBED ON EXHIBIT A HERETO, AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS BOTH A DEED OF TRUST OF REAL PROPERTY AND A FIXTURES FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

     A CARBON, PHOTOGRAPHIC, FACSIMILE OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

     THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES AND COVERS PROCEEDS OF COLLATERAL.

     THE MAXIMUM PRINCIPAL AMOUNT SECURED BY THIS DEED OF TRUST IS $300,000,000 (SEE SECTION III).

WHEN RECORDED OR FILED RETURN TO:
United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Department

                    DEED OF TRUST, ASSIGNMENT OF LEASES AND
                   RENTS, SECURITY AGREEMENT, FIXTURE FILING
                            AND FINANCING STATEMENT


                 THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this "Deed of Trust"), dated as of June 17, 1997, by and between PIONEER CHLOR ALKALI COMPANY, INC., a Delaware corporation, whose address for notice hereunder is 700 Louisiana Street, Suite 4200, Houston, Texas 77002 ("Trustor") to First American Title Insurance Company of Nevada, a Nevada corporation having an address at 3760 Pecos- McLeod, Suite #7, Las Vegas, Nevada 89121, as trustee (the "Deed of Trust Trustee"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, with offices at 114 West 47th Street, New York, New York 10036, as Collateral Agent under the Intercreditor Agreement (as hereinafter defined) (in such capacity and together with any successors and assigns in such capacity, "Beneficiary"), for (i) itself, as Trustee under the Indenture (as hereinafter defined) (in such capacity, the "Note Trustee"), (ii) for the Term Loan Agent (as hereinafter defined) as agent under the Term Loan Agreement (as hereinafter defined), (iii) for the Note Holders (as hereinafter defined), and (iv) for the Term Loan Lenders (as hereinafter defined) (the Beneficiary, the Note Trustee, the Term Loan Agent, the Note Holders and the Term Loan Lenders being hereinafter collectively referred to as the "Secured Parties").

                             W I T N E S S E T H :

                 WHEREAS, pursuant to that certain Indenture dated as of the date hereof among Pioneer Americas Acquisition Corp. ("PAAC"), the Subsidiary Guarantors, as defined therein, and the Note Trustee, as trustee for the holders of the Notes (as hereinafter defined) (the "Note Holders") (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture") PAAC will issue its 9 1/4% Senior Secured Notes due 2007 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, upon the registration of such notes pursuant to the Securities Act of 1933 or otherwise, the "Notes") in the aggregate principal amount of $200 million; and

                 WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among PAAC, Bank of America Illinois, as administrative agent (the "Term Loan Agent"), DLJ Capital Funding, Inc., as syndication agent, Salomon Brothers Holding Company Inc, as documentation agent, and the lenders named therein (the "Term Loan Lenders") (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), the Term Loan Lenders will make certain loans to PAAC to be evidenced by notes (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, the "Term Loan Notes") in an aggregate amount of $100 million; and

                 WHEREAS, pursuant to Article Thirteen of the Indenture, Trustor has guaranteed (such guarantee by Trustor being hereinafter referred to as the "Note Guarantee") the payment and performance of the Indenture Obligation (as hereinafter defined); and

                 WHEREAS, pursuant to the Subsidiary Guaranty dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), Trustor has guaranteed (such guarantee by Trustor being hereinafter referred to as the "Term Loan Guarantee") the payment and performance of the Term Loan Obligation (as hereinafter defined); and

                 WHEREAS, Beneficiary is the collateral agent under that certain Intercreditor and Collateral Agency Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), dated as of the date hereof, among PAAC, Trustor, Pioneer Americas, Inc. ("PAI" and together with PAAC and Trustor sometimes referred to herein as the "Companies"), the Note Trustee, the Term Loan Agent and Beneficiary, as collateral agent.

                          SECTION I - GRANTING CLAUSES

                 To secure the Secured Obligations (as hereinafter defined), including, without limitation, Trustor's guarantees of payment and performance of the Indenture Obligation and the Term Loan Obligation under the Note Guarantee and the Term Loan Guarantee, respectively, and the payment and performance of the covenants and obligations herein contained and in consideration of the sum of $10.00 and other valuable consideration in hand paid by Beneficiary to Trustor and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which is hereby acknowledged, Trustor does by these presents GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, WARRANT, TRANSFER and CONVEY unto the Deed of Trust Trustee and its successors and substitutes in trust with power of sale hereunder for the use and benefit of Beneficiary all of Trustor's rights, titles, interests and estates in and to the real and personal property described in Subparagraphs (a) through (h) of this Section I (collectively herein called the "Mortgaged Property"); provided, however, that the term Mortgaged Property shall not include any Obligor Collateral, as such term is defined in the Revolving Credit Agreement (as hereinafter defined)), to-wit:

                 (a) Trustor's undivided 100% interest in and to the lands described on Exhibit A hereto (the "Land"), together with any and all other rights, titles and interests of Trustor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to such Land.

                 (b) All of Trustor's rights, titles and interests in all plants, buildings, structures, towers and other improvements now owned or hereafter acquired and located on the Land, including, without limitation, that certain chlor alkali plant and all equipment, fixtures, heating, lighting and power plants, pipelines, transmission lines, buildings, housing and improvements, together with all other machinery, equipment, appliances and apparatus of whatsoever character or description (except for any motor vehicles, licensed or registered with the Department of Motor Vehicles of the State), and all replacements, substitutions and additions to said property, owned by Trustor and located on the Land or located elsewhere and used in the operation, conduct and maintenance of that certain chlor alkali plant located thereon (collectively, the "Improvements") (the Land, together with the Improvements, being hereinafter collectively referred to as the "Chlor Alkali Plant").

                 (c) To the extent permitted by law, all of Trustor's rights, titles and interests in, to and under all franchises, licenses, permits and certificates, consents, approvals, authorizations, however characterized, used or held for use in connection with Trustor's ownership and operation of the Chlor Alkali Plant and issued or in any way furnished, whether now existing or hereafter entered into and whether necessary or not for the operation and use of the Chlor Alkali Plant, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses or certificates of operation.

                 (d) All of Trustor's rights, title and interest in all absorbers, equipment, machinery, drums, engines, motors, regulators, meters, exchangers, tanks, docks, racks, heaters, above ground storage facilities, under ground storage facilities, loading facilities, fractionation facilities, absorption equipment, distillation equipment, deethanizers, depropanizers, debutanizers, olefin splitters, stills, power plants, disposal pits, warehouses, dwelling houses, cooling equipment, compressors, pipelines, piping flow lines, wiring, boilers, vessels, dehydration equipment or any of them (except for any motor vehicles, licensed or registered with the Department of Motor Vehicles of the State), whether now owned or hereafter acquired and located or to be located upon the Land or leaseholds now or hereafter owned by Trustor and used or held for use in connection with Trustor's ownership and operation of the Chlor Alkali Plant (collectively, "Equipment").

                 (e) All Trustor's right, title and interest, as landlord, franchisor, licensor or grantor, in all leases and subleases of space, oil, gas and mineral leases, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Chlor Alkali Plant or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect including, without limitation, all rents, additional rents, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease (collectively, "Rents").

                 (f) All surveys, title insurance policies, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Chlor Alkali Plant or the Equipment or the construction of any Alteration (as hereinafter defined) or the maintenance of any Permit (as hereinafter defined).

                 (g) All general intangibles now owned or hereafter acquired by Trustor (but not including the Obligor Collateral), including without limitation (i) all of Trustor's rights, titles and interests, whether now owned or hereafter acquired, of Trustor in, to and under the contracts, agreements or other instruments and documents relevant to Trustor's ownership and operation of the Chlor Alkali Plant (collectively, "Plant Agreements"), (ii) all contract rights relating to the Chlor Alkali Plant or the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto, but not including Accounts Receivable, as defined in the Revolving Credit Agreement (collectively, "Contract Rights") and (iii) all processes, designs, methodologies and related documentation, technical information, manufacturing, engineering and technical drawings related to the ownership and operation of the Chlor Alkali Plant.

                 (h) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto and interest thereon (collectively, "Proceeds").

                 TO HAVE AND TO HOLD the Mortgaged Property unto the Deed of Trust Trustee and Beneficiary and to their successors and assigns forever to secure the payment and performance of the Secured Obligations.


                         SECTION II - SECURITY INTEREST

                 (a) With respect to all personal property (both tangible and intangible) and any fixtures constituting a part of the Mortgaged Property, this Deed of Trust shall likewise be a security agreement and a financing statement and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the purpose of further securing payment of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in all of Trustor's rights, titles and interests in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, contract rights, general intangibles, documents, instruments, chattel paper, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code as in effect in the State (the "Uniform Commercial Code"), including the proceeds, profits, rents, revenues and products from any and all of such personal property. Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), Beneficiary is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which Beneficiary has been granted a security interest herein, or the Deed of Trust Trustee or Beneficiary may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Deed of Trust in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Deed of Trust Trustee or Beneficiary under any other provision of this instrument or under any other instrument executed in connection with or as security for the Secured Obligations. A carbon or photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement covering the Mortgaged Property.

                 (b) Trustor shall, forthwith after the execution and delivery of this Deed of Trust and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Deed of Trust to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof upon the Mortgaged Property and the interest and rights of the Deed of Trust Trustee and Beneficiary herein and therein. Trustor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or State stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                 (c) Trustor shall, at the sole cost and expense of Trustor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as the Deed of Trust Trustee or Beneficiary shall from time to time reasonably request which may be necessary in the requesting party's judgment to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Deed of Trust Trustee or Beneficiary the property and rights hereby conveyed or assigned, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary or which may facilitate the performance of the terms of this Deed of Trust or the filing, registering or recording of this Deed of Trust. In the event Trustor shall fail to execute any instrument required to be executed by Trustor pursuant to this subsection II(c), Beneficiary may execute the same as the attorney-in-fact for Trustor, such power of attorney being coupled with an interest and irrevocable.


                       SECTION III - SECURED OBLIGATIONS

                 This Deed of Trust is executed and delivered by Trustor to secure the payment and performance of the obligations (collectively, the "Secured Obligations") described below:

                 (a) Any and all indebtedness, obligations and liabilities of Trustor now or hereafter existing under or in respect of the Note Guarantee, including, without limitation, payment of principal, premium, if any, interest and Liquidated Damages (as defined in the Indenture), if any, when due and payable, and all other amounts due or to become due under or in connection with the Indenture (including, without limitation, all sums due to the Note Trustee pursuant to Section 606 thereof), the Notes and the performance of all other obligations to the Note Trustee and the Note Holders under the Indenture and the Notes, according to the terms thereof (collectively, the "Indenture Obligation);

                 (b) Any and all indebtedness, obligations and liabilities of Trustor now or hereafter existing under or in respect of the Term Loan Guarantee, including, without limitation, payment of principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Term Loan Agreement (including without limitation, all sums due to the Term Loan Agent pursuant to Sections 10.3 and
10.4 thereof) and the Term Loan Notes and the performance of all other obligations to the Term Loan Agent and the Term Loan Lenders under the Term Loan Agreement and the Term Loan Notes according to the terms thereof (collectively, the "Term Loan Obligation");

                 (c) Any sums which may be advanced or paid by Beneficiary under the terms hereof on account of the failure of Trustor to comply with the covenants of Trustor contained herein;

                 (d) All covenants, agreements, and obligations of Trustor herein contained; and

                 (e) All renewals, rearrangements, increases, substitutions and extensions, and all amendments, supplements and modifications, to any of the obligations described in the preceding clauses (a) through (d).

                 This Deed of Trust secures all future advances and obligations constituting Secured Obligations. This Deed of Trust also secures future advances, as defined in NRS 106.320 and is to be governed by NRS 106.300 to 106.400, inclusive. Notwithstanding anything to the contrary contained herein, the maximum principal amount to be secured hereby is $300 million. The maximum amount of advances of principal to be secured by this Deed of Trust may increase or decrease from time to time by amendment to this Deed of Trust.

             SECTION IV - REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Trustor hereby represents, warrants and covenants as follows:

                 (a) Good Title; Authority and Validity. Trustor has good and marketable title to the Mortgaged Property and the landlord's interest and estate under or in respect of the Leases, subject to the Excepted Liens, and has, in all material respects, full corporate power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey and grant a security interest in all of the Mortgaged Property all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, Governmental Authority or entity or other party whomsoever or whatsoever which has not been obtained, except in the case of certain environmental permits and approvals which, by their terms, are not transferable or cannot be transferred without the prior approval of the issuing agency. The Improvements upon the Land are all within the boundary lines of the Land or have the benefit of valid easements, and there are no encroachments thereon that would materially impair the use thereof. The Mortgaged Property is free and clear of any and all Liens or encumbrances of any nature or kind except for the Excepted Liens and the Leases. Trustor has all necessary permits, franchises, licenses, rights-of-way, servitudes or other rights or authority needed in connection with the operation and maintenance of the Chlor Alkali Plant, except where the failure to have the same would not have a Material Adverse Effect; all of the Plant Agreements are presently in full force and effect and no default has occurred or exists thereunder, except where such default would not individually or in the aggregate have a Material Adverse Effect; except as provided in the Excepted Liens, Trustor's grant of a Lien and security interest in the Mortgaged Property in the manner herein provided does not result in the creation or imposition of any other Lien or security interest, adverse claim or option upon any of the Mortgaged Property. Trustor's chief executive office and chief place of business is located at the address set forth in the initial paragraph of this Deed of Trust. Trustor will not change its name, identity or corporate structure or its chief executive office or chief place of business without notifying the Deed of Trust Trustee and Beneficiary at least thirty (30) days prior to the effective date of such change.

                 (b) Defense of Title. Trustor will warrant and defend title to the Mortgaged Property, subject to Excepted Liens, against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Secured Obligations secured hereby remains unpaid. Should an adverse claim be made against the title to any material part of the Mortgaged Property, Trustor agrees it will immediately notify Beneficiary in writing thereof and defend against such adverse claim to the extent necessary to preserve the Deed of Trust Trustee's and Beneficiary's rights and benefits hereunder, subject to Excepted Liens, and Trustor further agrees that the Deed of Trust Trustee and/or Beneficiary may take such other reasonable action as they deem advisable to protect and preserve their interests in the Mortgaged Property, and in such event Trustor will indemnify the Deed of Trust Trustee and Beneficiary against any and all costs, reasonable attorney's fees and other expenses which they may incur in defending against any such adverse claim. Such obligations shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Note Rate. Any proceeds of any policy of title insurance maintained by Trustor with respect to the Mortgaged Property shall, for the purposes of this Deed of Trust, be paid and applied in the same manner as Insurance Proceeds (as hereinafter defined).

                 (c) First Lien. This Deed of Trust is, and always will be kept, a direct first Lien and security interest upon the Mortgaged Property, subject to the Excepted Liens, and Trustor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on parity with the Lien and security interest of this Deed of Trust upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits or other income therefrom, except for the Excepted Liens.

                 (d) Maintenance of Mortgaged Property. Trustor will at its own expense do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency, reasonable wear and tear excepted, all of the Mortgaged Property, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained, unless the failure to repair, renew or replace would not materially interfere with the present use or operation of the Mortgaged Property.

                 (e) Performance of Contracts; Operation of Plant. Trustor will promptly pay and discharge all rentals, or other payments and will perform or cause to be performed each and every act, matter or thing required by, each and all of the contracts, instruments or agreements executed in connection with or incident to the ownership and operation of the Chlor Alkali Plant (including without limitation the Plant Agreements) and being a portion of the Mortgaged Property and will do all other things necessary to keep unimpaired Trustor's rights with respect thereto and to prevent any forfeiture thereof or default thereunder, unless such forfeiture or default would not individually or in the aggregate have a Material Adverse Effect. Trustor will operate the facilities comprising the Chlor Alkali Plant in a good and workmanlike manner and in accordance with the practices of the industry and in compliance in all material respects with all Governmental Requirements affecting ownership and operation of such facilities, including without limitation, Environmental Laws.

                 (f) Payment by the Trustee and/or Beneficiary. Trustor agrees that if Trustor fails to perform any act or to take any action which Trustor is required to perform or take hereunder or pay any money which Trustor is required to pay hereunder (taking into account applicable grace or cure periods), the Deed of Trust Trustee and/or Beneficiary in Trustor's name or its own name may, but shall not be obligated to, during the continuance of an Event of Default, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by the Deed of Trust Trustee or Beneficiary and any money so paid by the Deed of Trust Trustee or Beneficiary shall be a demand obligation owing by Trustor to the Deed of Trust Trustee or Beneficiary, and the Deed of Trust Trustee or Beneficiary, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Trustor to holders of the Secured Obligations and/or the Deed of Trust Trustee pursuant to this Deed of Trust shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Deed of Trust Trustee or Beneficiary until paid at the Note Rate, and all such amounts together with such interest thereon shall be a part of the Secured Obligations and shall be secured by this Deed of Trust.

                 (g) Name of Trustor. Trustor does not do business with respect to the Mortgaged Property under any name other than Pioneer Chlor Alkali Company, Inc.

                 (h) Operation by Third Parties. To the extent any of the Mortgaged Property is operated by a party or parties other than Trustor, Trustor's covenants as expressed in this Section IV are modified to require that Trustor use its best efforts (including without limitation the reasonable exercise of all rights and remedies as are available to Trustor) to obtain compliance with such covenants by the operator or operators of the Mortgaged Property.

                 (i) Compliance with Laws. The Chlor Alkali Plant complies in all material respects with all local zoning, land use, setback and other development, use and occupancy requirements of governmental authorities except for possible nonconforming uses or violations which do not and will not materially interfere with the present use, operation or maintenance thereof as now used, operated or maintained.

                 (j) Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements. (i) Unless contested in accordance with the provisions of subsection IV(j)(v) hereof, Trustor shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

          (ii) During the continuance of an Event of Default, Trustor shall deposit with Beneficiary, on the first day of each month, an amount reasonably estimated by Trustor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Trustor under subsection IV(j)(i) and amounts reasonably estimated by Trustor to be necessary to maintain the insurance coverages contemplated in subsection IV(l) below, which estimates shall not be less than one-twelfth (1/12th) of the annual taxes, assessments, insurance premiums and other items required to be discharged by Trustor during the year immediately preceding the year during which such Event of Default occurred. Such amounts shall be held by Beneficiary without interest to Trustor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as Beneficiary shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Trustor shall, in Beneficiary's judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, Trustor shall, immediately upon demand, deposit with Beneficiary such additional amounts as may be requested by Beneficiary. Nothing contained in this subsection IV(j) shall affect any right or remedy of the Deed of Trust Trustee or Beneficiary under any provision of this Deed of Trust or of any statute or rule of law to pay any such amount from its own funds (provided, however, that neither the Deed of Trust Trustee nor Beneficiary shall in any event be obligated to pay any of such amounts from its own funds) and to add the amount so paid, together with interest at the Note Rate, to the Secured Obligations, or relieve Trustor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Trustor under subsection IV(j)(i). Trustor hereby grants to Beneficiary a security interest in all sums held pursuant to this subsection IV(j)(ii) to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Beneficiary may apply all or any part of the sums held pursuant to this subsection IV(j)(ii) to payment and performance of the Secured Obligations in accordance with the provisions of the Intercreditor Agreement. Trustor shall redeposit with Beneficiary an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default, in addition to fulfillment of any other required conditions.

          (iii) Unless contested in accordance with the provisions of subsection IV(j)(v), Trustor shall timely pay (or obtain a bond in the amount of) all lawful claims and demands of mechanics, materialmen, laborers, warehousemen, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, could result in or permit the creation of a Lien (other than an Excepted Lien) on the Mortgaged Property or any part thereof or the Rents arising therefrom, or which might result in forfeiture of all or any part of the Mortgaged Property.

          (iv) Trustor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, registrations, filings, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Chlor Alkali Plant and the Equipment for its intended uses (collectively, the "Permits"; each, a "Permit"), unless the failure to maintain such Permits would not individually or in the aggregate have a Material Adverse Effect. Trustor represents that, to its knowledge and subject to those requirements for notice, approval or reissuance set forth by applicable law, none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Deed of Trust or the foreclosure of the Lien hereof. Unless contested in accordance with the provisions of subsection IV(j)(v), Trustor shall comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all Governmental Requirements applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force unless the compliance therewith would not individually or in the aggregate have a Material Adverse Effect. Trustor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Land, if such action could have a material adverse effect on the Lien of this Deed of Trust or materially impair the present use and operation of the Mortgaged Property or materially impair Beneficiary's rights or benefits hereunder, without the prior written consent of Beneficiary.

                 (v) Trustor may at its own expense contest the amount or applicability of any of the obligations described in subsections IV(j)(i), IV(j)(iii) and IV(j)(iv) by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof or the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, Trustor shall have made provision for the payment or performance of such contested obligation on Trustor's books if and to the extent required by generally accepted accounting principles then utilized by Trustor in the preparation of its financial statements, or shall have deposited with Beneficiary a sum sufficient to pay and discharge such obligation and Beneficiary's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection IV(j)(v), (A) no contest of any such obligations may be pursued by Trustor if such contest would expose the Deed of Trust Trustee, Beneficiary, or any other Secured Party to any possible criminal liability or, unless Trustor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to the Deed of Trust Trustee, Beneficiary, or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations and (B) if at any time payment or performance of any obligation contested by Trustor pursuant to this subsection IV(j)(v) shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Trustor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

          (vi) Trustor shall not in its use and occupancy of the Chlor Alkali Plant or the Equipment (including, without limitation, in the making of any Alteration) take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy maintained in respect of the Chlor Alkali Plant or the Equipment and Trustor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of the Chlor Alkali Plant or the Equipment.

          (vii) Trustor shall, promptly upon receipt of any written notice regarding any failure by Trustor to pay or discharge any of the obligations described in subsection IV(j)(i) or (vi), furnish a copy of such notice to Beneficiary. Trustor shall, promptly upon receipt of any written notice regarding any failure by Trustor to pay or discharge any of the obligations described in subsection IV(j)(iii) or (iv), furnish a copy of such notice to Beneficiary, if such failure would have a Material Adverse Effect.

                 (k) Certain Tax Law Changes. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Deed of Trust or the interest of any Secured Party in any Mortgaged Property (other than income, franchise or similar taxes imposed on such Secured Party), Trustor shall promptly pay such Secured Party such amount or amounts as may be necessary from time to time to pay such tax.

                 (l) Required Insurance Policies. (i) Trustor shall maintain, or cause to be maintained, in full force and effect the following insurance coverages in respect of the Chlor Alkali Plant and the Equipment:

                 (A) Physical hazard insurance on an "all risk" basis covering hazards commonly covered by fire and extended coverage, lightning, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and located in the locality where the Chlor Alkali Plant is located. "Full replacement cost" means the cost of construction to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time by a proper officer of Trustor in consultation with its insurance company or insurance agent, as appropriate;

                 (B) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Chlor Alkali Plant and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon Beneficiary or any Secured Party and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Chlor Alkali Plant, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and located in the locality where the Chlor Alkali Plant is located;

                 (C) Workers' compensation insurance as required by the laws of the State to protect Trustor against claims for injuries sustained in the course of employment at the Chlor Alkali Plant;

                 (D) Comprehensive boiler and machinery insurance to cover sudden and accidental breakdown, including but not limited to, explosion of any boilers and machinery located on the Chlor Alkali Plant or comprising any Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and the Equipment and located in the locality where the Chlor Alkali Plant is located;

                 (E) Comprehensive automobile liability insurance policy against claims for bodily injury, death and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and the Equipment and located in the locality where the Chlor Alkali Plant is located;

                 (F) Business interruption insurance on an annual basis in amounts not less than the projected gross profit of the Chlor Alkali Plant during the applicable twelve-month period but in no event less than the amount necessary to pay the fixed charges and other expenses of owning, operating and maintaining the Mortgaged Property for the same period;

                 (G) To the extent not otherwise covered by the insurance required under clauses (A) and (B) of this subsection IV(l)(i), during the performance of any alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all-risk completed value basis; and

                 (H) Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and located in the locality in which the Chlor Alkali Plant is located.

                 (ii) Trustor may maintain the coverages required by this subsection IV(l) under blanket policies covering the Chlor Alkali Plant and other locations owned or operated by Trustor if the terms of such blanket policies otherwise comply with the provisions of this subsection IV(l) and contain specific coverage allocations in respect of the Chlor Alkali Plant determined in accordance with the provisions of this subsection IV(l). All insurance policies in respect of the coverages required by subsections IV(l)(i)(A), IV(l)(i)(D), IV(l)(i)(G) and, if applicable, IV(l)(i)(H) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to Beneficiary, as loss payee, subject to the terms of the Intercreditor Agreement, pursuant to a standard noncontributory New York mortgage endorsement or local equivalent, and each such policy shall, to the extent obtainable at commercially reasonable costs, (A) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than Trustor and all rights of subrogation against any named insured, and
(B) provide that any losses thereunder shall be payable notwithstanding (1) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Trustor or Beneficiary or any other named insured or loss payee, (2) the occupation or use of the Chlor Alkali Plant or the Equipment for purposes more hazardous than permitted by the terms of the policy, (3) any foreclosure or other proceeding or notice of sale relating to the Chlor Alkali Plant or the Equipment or

(4) any change in the title to or ownership or possession of the Chlor Alkali Plant or the Equipment; provided, however, that (with respect to items contemplated in clauses (3) and (4) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by subsections IV(l)(i)(B), IV(l)(i)(E) and, if applicable, IV(l)(i)(H) shall name Beneficiary as an additional insured. Each policy of insurance required under this subsection IV(l) shall provide that (A) notices of any failure by Trustor to pay any insurance premium in respect thereof, be furnished to Beneficiary contemporaneously with any such notice given to Trustor and (B) it may not be cancelled or otherwise terminated without at least twenty (20) days' prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within twenty (20) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to Beneficiary upon receipt by Trustor. Settlement of any claim under any of the insurance policies referred to in this subsection IV(l) (other than the insurance contemplated in clause(C) of this subsection IV(l)(i)) which in Trustor's reasonable judgment involves loss of $1,000,000 or more, shall require the prior approval of Beneficiary (acting pursuant to the provisions of the Intercreditor Agreement) and Trustor shall use its best efforts to cause each such insurance policy to contain a provision to such effect.

                 (iii) At least fifteen (15) days prior to the expiration of any insurance policy required by this subsection IV(l), Trustor shall deliver to Beneficiary evidence that such policy or policies shall be renewed or extended and Trustor shall deliver promptly to Beneficiary after receipt thereof the policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension, together with a receipt showing payment of the premium thereof.

                 (iv) Trustor shall not purchase additional policies in respect of the insurance coverages required to be maintained under this subsection IV(l), unless Beneficiary is included thereon as an additional named insured and, if applicable, with loss payable to Beneficiary under an endorsement containing the provisions described in subsection IV(l)(ii) and the policy evidencing such insurance otherwise complies with the requirements of subsection IV(l)(ii). Trustor immediately shall notify Beneficiary whenever any such separate insurance policy is obtained and promptly shall deliver to Beneficiary the policy or certificate evidencing such insurance.

                 (m) Inspection. Trustor shall permit Beneficiary, by its agents, accountants and attorneys, to visit and inspect the Mortgaged Property upon reasonable prior notice at such times as may be reasonably requested by Beneficiary.

                 (n) Trustor To Maintain Improvements. Trustor shall not commit any waste on the Chlor Alkali Plant or with respect to any Equipment or make any change in the use of the Chlor Alkali Plant or any Equipment. Trustor represents and warrants that (i) to Trustor's knowledge, the Chlor Alkali Plant is served by all electric, gas, sewer, water facilities and any other utilities required or necessary for the current use thereof and any easements or servitudes necessary to the furnishing of such utility service by Trustor have been obtained and duly recorded, and (ii) Trustor has access to the Chlor Alkali Plant from public roads sufficient to allow Trustor and its tenants and invitees to conduct its and their businesses at the Chlor Alkali Plant as it is currently conducted. Trustor shall not materially alter the occupancy or use of the Chlor Alkali Plant without the prior written consent of Beneficiary. Except as otherwise permitted by the Intercreditor Agreement no Improvements comprising a portion of the Chlor Alkali Plant may be demolished nor shall any Equipment be removed without the prior written consent of Beneficiary.

                 (o) Leases. (i) All of the Leases are valid and effective in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar law affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles. To Trustor's knowledge, Trustor is not in material breach of or in default (and to Trustor's knowledge, no event has occurred which with due notice or lapse of time or both, may constitute such a material breach or default) under any Lease, and no party to any Lease has given Trustor written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on Trustor.

                 (ii) Trustor shall manage and operate the Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner and, except as otherwise permitted under subsection IV(p), will not enter into any Lease (or any amendment or modification thereof) or other agreement subsequent to the date hereof with any Person which, in the reasonable judgment of Trustor, individually or in the aggregate, would have a Material Adverse Effect on the value of the property subject thereto.

                 (iii) Trustor shall not:

                 (A) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (b) Trustor may receive and collect escalation and other charges in accordance with the terms of each Lease;

                 (B) assign, transfer or hypothecate (other than to Beneficiary hereunder or as otherwise permitted under subsection IV(p) of this Deed of Trust) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Trustor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

                 (C) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                          (1) such Lease and the rights of the tenant
                 thereunder shall be subject and subordinate to the rights of Beneficiary under and the Lien of this Deed of Trust;

                          (2) such Lease has been assigned as collateral
                 security by Trustor as landlord thereunder to Beneficiary under this Deed of Trust;

                          (3) in the case of any foreclosure hereunder, the
                 rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Chlor Alkali Plant and any successor landlord shall not
                 (a) be liable for any act, omission or default of any prior landlord under the Lease or (b) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (c) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                          (4) the tenant's obligation to pay rent and any
                 additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against Beneficiary or any purchaser upon the foreclosure of any portion of the Chlor Alkali Plant or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure, and Beneficiary or such purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                          (5) the tenant agrees to attorn, at the option of
                 Beneficiary or any purchaser of the Chlor Alkali Plant, to the successor owner upon a foreclosure of the Chlor Alkali Plant or the giving or granting of a deed in lieu thereof; and

                 (D) terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to Trustor which, in the reasonable judgment of Trustor, individually or in the aggregate, would have a Material Adverse Effect or materially impair the Lien of this Deed of Trust therein unless:

                          (1) the tenant under such Lease has not paid the
                 equivalent of two months' rent and Trustor has made reasonable efforts to collect such rent; or

                          (2) Trustor shall deliver to Beneficiary an Officers'
                 Certificate to the effect that Trustor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Trustor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new Lease (or Leases), without any abatement or concession, in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease.

                 (iv) Trustor timely shall perform and observe all the terms, covenants and conditions required to be performed and observed by Trustor under each Lease and will not engage in any conduct in respect of any Lease which would have individually or in the aggregate a Material Adverse Effect or materially impair the Lien of this Deed of Trust or the security interest created hereby. Trustor promptly shall notify Beneficiary of the receipt of any notice from any lessee under any Lease claiming that Trustor is in material default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Trustor and will cause a copy of each such notice to be delivered promptly to Beneficiary.

                 (p) Transfer Restrictions. Except as otherwise permitted by the Intercreditor Agreement, Trustor shall not, without the prior written consent of Beneficiary, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise (each a "Transfer");

provided, however, Trustor may so encumber the Mortgaged Property to the extent such encumbrances are of the kind listed in clause (e) of the definition of "Excepted Liens". Any proceeds of such permitted Transfer shall be deemed Collateral Proceeds (as such term is defined in the Indenture) and are hereby assigned and shall be paid to Beneficiary to be held in the Collateral Account and disbursed pursuant to the Intercreditor Agreement.

                 (q) Destruction; Condemnation.

                 (i) Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements and Equipment, or any part of any thereof (each, a "Destruction"), Trustor shall promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned and shall be paid to Beneficiary to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000, such proceeds shall be paid directly to Trustor. All insurance proceeds paid to Beneficiary pursuant to this subsection, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Insurance Proceeds"), shall constitute Trust Moneys and be applied in accordance with the provisions of subsections IV(q)(iii), IV(q)(iv) and IV(q)(v).

                 (ii) Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Trustor immediately shall notify Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. Beneficiary may (but shall not be obligated to) participate in any proceedings or negotiations which might result in any Taking. Beneficiary may be represented by counsel satisfactory to it at the expense of Trustor. Trustor shall deliver or cause to be delivered to Beneficiary all instruments requested by it to permit such participation. Trustor shall in good faith and with due diligence file and prosecute what would otherwise be

Trustor's claim for any such award or payment and cause the same to be collected and paid over to Beneficiary, and hereby irrevocably authorizes and empowers Beneficiary, in the name of Trustor as its true and lawful attorney-in-fact or otherwise, during the continuance of an Event of Default to collect and to receipt for any such award or payment, and, in the event Trustor fails so to act, to file and prosecute such claim. Trustor shall pay all costs, fees and expenses incurred by Beneficiary in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Beneficiary to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000, such proceeds shall be paid directly to Trustor. Trustor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment paid to Beneficiary, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall constitute Trust Moneys and be applied in accordance with the provisions of subsections IV(q)(iii), IV(q)(iv) and IV(q)(v).

                 (iii) Payment or Restoration. So long as no Event of Default shall have occurred and be continuing, Trustor shall have the right, at Trustor's option, to require Beneficiary to apply such Net Award or Insurance Proceeds to the payment of the Secured Obligations, in accordance with the Intercreditor Agreement or to perform a restoration (each, a "Restoration") of the affected portions of the Chlor Alkali Plant and the Equipment. In the event that Trustor elects to make such payment, such Net Award or Insurance Proceeds shall be delivered to the Beneficiary to be held as Trust Moneys subject to withdrawal and application by Beneficiary in accordance with the provisions of the Intercreditor Agreement. In the event Trustor elects to perform a Restoration, Trustor shall give written notice ("Restoration Election Notice") of such election to Beneficiary within twenty (20) business days after the date that Beneficiary receives the applicable Insurance Proceeds or Net Award, as the case may be. Trustor shall, within twenty (20) business days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Chlor Alkali Plant and Equipment subject to such Destruction or affected by such

Taking so that, upon the completion of the Restoration, the Mortgaged Property shall be in the same condition and shall be of at least equal utility for its intended purposes as the Mortgaged Property was immediately prior to such Destruction or Taking. Trustor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose. In the event Beneficiary does not receive a Restoration Election Notice within such twenty (20) business day period, Beneficiary shall apply such Insurance Proceeds or Net Award to the payment of the Secured Obligations, in accordance with the provisions of the Intercreditor Agreement.

                 (iv) Restoration. In the event a Restoration is to be performed under this subsection IV(q)(iv), Beneficiary shall not release any part of the Net Award or the Insurance Proceeds except in accordance with the provisions of subsection IV(q)(v) and Trustor shall, prior to commencing any work to effect a Restoration of the Chlor Alkali Plant and the Equipment, promptly (but in no event later than one-hundred twenty (120) days following any Destruction or Taking) furnish to Beneficiary:

                 (A) complete plans and specifications (the "Plans and Specifications") for the Restoration;

                 (B) an officers' certificate stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained;

                 (C) a certificate (an "Architect's Certificate") of an independent, reputable architect or engineer acceptable to Beneficiary and licensed in the State (1) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (2) containing such signatory's estimate (an "Estimate") of the costs of completing the Restoration, and (3) upon completion of such Restoration in accordance with the Plans and Specifications, the utility of the Chlor Alkali Plant and the Equipment will be equal to or greater than the utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

                 (D) if the Estimate exceeds the Insurance Proceeds or the Net Award, as the case may be, by $5,000,000 or more, an Additional Undertaking in an amount equal to not less than the Estimate less the amount of the Insurance Proceeds or the Net Award, as the case may be, then held by Beneficiary for application toward the cost of such Restoration.

                 Upon receipt by Beneficiary of each of the items required pursuant to clauses (A) through (D) above, Beneficiary shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgment of receipt by Beneficiary, Trustor shall commence and diligently continue to perform the Restoration substantially in accordance with such Plans and Specifications and in material compliance with all Governmental Requirements, free and clear of all Liens except Excepted Liens. Trustor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose.

                 (v) Restoration Advances Following Destruction or Taking of Mortgaged Property. In the event Trustor performs a Restoration of the Chlor Alkali Plant and Equipment as provided in subsection IV(q)(iv), Beneficiary shall apply any Insurance Proceeds or Net Award held by Beneficiary on account of the Destruction or Taking to the payment of the cost of performing such Restoration pursuant to the relevant provisions of the Intercreditor Agreement. In the event there shall be any surplus after application of the Net Award or the Insurance Proceeds to Restoration of the Chlor Alkali Plant and the Equipment, such surplus shall become Net Proceeds, as defined in the Indenture and shall be paid by Beneficiary to the Note Trustee for application in accordance thereunder; provided, however, that if an Event of Default shall have occurred and be continuing, such surplus shall be applied by Beneficiary to the payment of the Secured Obligations, in accordance with Article 6 of the Intercreditor Agreement. Notwithstanding anything to the contrary herein, if a Destruction or Taking of all or substantially all of the Mortgaged Property occurs on a date which is less than 12 months prior to Maturity, as such term is defined in the Indenture, all Insurance Proceeds and Net Awards shall be applied to the permanent repayment or prepayment of any Secured Obligations then outstanding in accordance with the Intercreditor Agreement.

                 (r) Alterations. Trustor shall not make any material structural addition, modification or change (each, an "Alteration") to the Chlor Alkali Plant or the Equipment which would materially diminish the utility of the Mortgaged Property or impair the Lien of this Deed of Trust thereon. Whether or not Beneficiary has consented to the making of any Alteration, Trustor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in material compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection IV(j)(v).

                 (s) Hazardous Material.

                 (i) Except with respect to those matters which would not reasonably be expected to have a Material Adverse Effect, Trustor holds all Permits required to permit Trustor to conduct its business in the manner now conducted and none of the Trustor's operations are being conducted in a manner that violates in any material respect the terms and conditions under which any such Permit was granted, including without limitation, under any Environmental Laws; all such Permits are valid and in full force and effect; and to the knowledge of Trustor, no suspension, cancellation, revocation or termination of any such Permit is threatened.

                 (ii) Except as set forth in the Term Loan Agreement, there are no material claims, actions, suits, proceedings or investigations pending or to the knowledge of Trustor, threatened, before any Governmental Authority or before any arbitrator brought by or against Trustor or with respect to any of the Mortgaged Property the basis of which is any Environmental Law.

                 (iii) Trustor shall (or shall cause other parties obligated to do so under contract or indemnity to) (A) take all commercially reasonable actions to comply with any and all applicable present and future Environmental Laws relating to the Chlor Alkali Plant; (B) pay in a timely fashion the cost of any removal, response measure or corrective action relating to any Hazardous Materials required by any Environmental Law or any order, regulation, consent decree or similar agreement or instrument and keep the Mortgaged Property free of any Lien imposed pursuant to any Environmental Law; (C) take all commercially reasonable actions to not release, discharge or dispose of any Hazardous Materials on, under or from the Mortgaged Property in violation of any Environmental Law;

(D) apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other corrective action relating to any Hazardous Material to such removal or corrective action; and (E) not take, or fail to take any action with respect to any Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in the incurrence of any obligation or liability of any Secured Party. During the continuance of an Event of Default, in the event Trustor fails to comply with the covenants in the preceding sentence, Beneficiary may (upon receipt of an indemnity satisfactory to Beneficiary), in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at Trustor's sole cost and expense cause to be taken, any remediation, removal, response or corrective action relating to Hazardous Materials that is required by Environmental Law and is not being done or contested by Trustor. Any costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Trustor and shall bear interest at the Note Rate. Trustor shall provide to Beneficiary and its agents and employees access to the Mortgaged Property to take any action required by Environmental Laws, or in connection with any Hazardous Materials, that could be expected to result in the incurrence of any obligation or liability of any Secured Party, if Trustor fails to do so and such action or removal is required under any Environmental Laws as provided above. Upon written request by Beneficiary, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property and the alleged violation of Environmental Law) and which shall be made not more frequently than once in any twelve-month period or at any time that Beneficiary is exercising its remedies under this Deed of Trust, Beneficiary shall have the right (upon receipt of an indemnity satisfactory to Beneficiary), but shall not be obligated, at the sole cost and expense of Trustor, to conduct an environmental audit or review of the Mortgaged Property relating to the specific items as required in writing or relating to the remedy that Beneficiary is exercising under this Deed of Trust by persons or firms appointed by Beneficiary, and Trustor shall cooperate in all reasonable respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Mortgaged Property and to all records relating thereto. Such audit or review shall be conducted in a manner that would not reasonably be expected to impose any additional material obligation upon, or materially increase any obligation of, ICI Delaware Holdings, Inc. or its successors ("ICI") under that certain Purchase Agreement, dated August 29, 1988, between ICI and Pioneer Chlor Alkali Holdings, Inc., as amended October 25, 1988 (as amended, the "ICI Agreement"), with respect to Hazardous Materials at the Mortgaged Property. Trustor shall indemnify and hold the Secured Parties harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that any Secured Party may sustain by reason of the assertion against such party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein shall result in any Secured Party being deemed an "owner" or "operator" under applicable Environmental Law.

                 (iv) Trustor may at its own expense contest the amount or applicability of any of the obligations described in the first sentence of subsection IV(s)(iii) by appropriate legal proceedings, prosecution of which operates to prevent the enforcement thereof; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, Trustor shall have made provision for the payment or performance of such contested obligation on Trustor's books if and to the extent required by generally accepted accounting principles then utilized by Trustor in the preparation of its financial statements, or shall have deposited with Beneficiary a sum sufficient to pay and discharge such obligation and Beneficiary's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection IV(s)(iv), no contest of any such obligations may be pursued by Trustor if such contest would expose the Deed of Trust Trustee, Beneficiary, or any other Secured Party to any possible criminal liability or, unless Trustor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to the Deed of Trust Trustee, Beneficiary or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations.

                 (t) Asbestos. Trustor shall not install nor permit to be installed in the Mortgaged Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws respecting such material. With respect to any ACM currently present in the

Mortgaged Property, except with respect to matters which would not have a Material Adverse Effect, Trustor shall comply with all federal, state or local laws, regulations or orders applicable to ACM located on the Chlor Alkali Plant, all at Trustor's sole cost and expense. If Trustor shall fail so to comply with such laws or regulations, Beneficiary may (upon receipt of an indemnity satisfactory to Beneficiary) during the continuance of an Event of Default, but shall not be obligated to, in addition to any other remedies set forth herein, take those steps reasonably necessary to comply with applicable law, regulations or orders. Any costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Trustor and bear interest at the Note Rate. Trustor shall provide to Beneficiary and its agents and employees reasonable access to the Mortgaged Property upon reasonable prior notice to remove such ACM if Trustor fails to do so and removal is required under any Environmental Law as provided for above; provided, however, that nothing contained herein shall obligate Beneficiary to exercise any rights under such license. Trustor shall indemnify and hold the Secured Party harmless from and against all loss, cost, damage and expense that any Secured Party may sustain as a result of the presence of any ACM and any removal thereof in compliance with any applicable Environmental Law.

                 (u) Books and Records; Reports. Trustor shall keep proper books of record and account, which shall accurately represent the financial condition of Trustor and the business affairs of Trustor relating to the Mortgaged Property. Beneficiary and its authorized representatives shall have the right, from time to time, upon reasonable prior notice to examine the books and records of Trustor relating to the operation of the Mortgaged Property at the office of Trustor.

                 (v) No Claims Against Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Chlor Alkali Plant or any part thereof, nor as giving Trustor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Deed of Trust.

                 (w) Utility Services. Trustor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Chlor Alkali Plant or any part thereof, shall comply in all material respects with all contracts relating to any such services, and shall do all other things reasonably required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in subsection IV(n).

                 (x) Notwithstanding any provisions herein to the contrary, Trustor shall retain the right, at all times prior to foreclosure (or deed-in-lieu thereof), to exercise custody and control with respect to actions to be taken at the Mortgaged Property relating to the environmental condition thereof, but only to the extent Trustor's exercise of such custody and control of the Mortgaged Property is necessary for Trustor and/or its affiliates to retain any and all benefits inuring to Trustor and/or its affiliates under the indemnification provided by ICI in Section 8.02 of the ICI Agreement.

          SECTION V - ASSIGNMENT OF LEASES, RENTS, ISSUES AND PROFITS

                 (a) Trustor absolutely, presently and irrevocably assigns, transfers and sets over to Beneficiary and grants to Beneficiary, subject to the terms and conditions hereof, all Trustor's estate, right, title and interest (the "Trustor's Interest") in the Leases including, without limitation, the following:

                 (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to Leases;

                 (ii) all claims, rights, powers, privileges and remedies of Trustor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

                 (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                 (iv) the full power and authority, in the name of Trustor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Trustor or any landlord is or may be entitled to do under the Leases.

                 (b) Any Rents receivable by Beneficiary hereunder, after payment of all proper costs and charges, shall be applied, in accordance with the Intercreditor Agreement, to all amounts due and owing with respect to the Secured Obligations. Beneficiary shall be accountable to Trustor only for Rents actually received by Beneficiary pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of an Event of Default or invalidate any act done pursuant to such notice.

                 (c) So long as no Event of Default shall have occurred and be continuing, Trustor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding. Upon such Event of Default and during the continuance thereof, Beneficiary may (but shall not be obligated to) to the fullest extent permitted by the Leases (i) exercise any of Trustor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by the Trustor's Interest.

                 (d) During the continuance of an Event of Default, Trustor hereby irrevocably authorizes and directs the tenant under each Lease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Lease. Trustor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary and Trustor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand.

                 (e) Trustor at its sole cost and expense shall enforce all material provisions of the Leases in accordance with their terms. Neither this Deed of Trust nor any action or inaction on the part of Beneficiary shall release any tenant under any Lease, any guarantor of any Lease or Trustor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Beneficiary. No action or failure to act on the part of Trustor shall adversely affect or limit the rights of Beneficiary under this Deed of Trust or, through this Deed of Trust, under the Leases.

                 (f) All rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Trustor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Trustor shall, from time to time, upon request of Beneficiary, execute all instruments and further assurances and all supplemental instruments and take all such action as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary hereby.

                 (g) Trustor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would violate this Deed of Trust. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                 (h) Nothing contained herein shall operate or be construed to
(i) obligate the Deed of Trust Trustee or

Beneficiary to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon the Deed of Trust Trustee or Beneficiary with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon the Deed of Trust Trustee or Beneficiary any responsibility for the operation, control, care, management or repair of any portion of the Mortgaged Property.

                 (i) Beneficiary may also, at any time after an Event of Default, or pursuant to NRS Section 32.015, under the circumstances described in NRS Section 40.507, apply to any court of competent jurisdiction for the appointment of a receiver and Trustor agrees that such appointment shall be made upon a prima facie showing of a claimed Event of Default without reference to any offsets or defenses against such Event of Default. Such receiver shall have all the rights and powers provided to Beneficiary pursuant to this section or otherwise provided hereunder or by law. Said receiver may borrow monies and issue certificates therefor. Said certificates shall be a lien on the Mortgaged Property subordinate only to this Deed of Trust and the Leases; provided, however, that should any of said certificates be acquired by Beneficiary the amount thereof shall constitute additional indebtedness secured hereby. Such receiver may lease all or any portion of the Mortgaged Property on such terms and for such a term (which may extend beyond the terms of such receiver's appointment and/or, if Beneficiary so consents, sale of the Mortgaged Property hereunder) as such receiver may deem appropriate in its sole and absolute discretion. The entering upon and taking possession of the Mortgaged Property pursuant to this section and the collection of the Rents, issues and profits therefrom shall not cure or waive any Event of Default or notice of an Event of Default hereunder or invalidate any act of Beneficiary pursuant thereto.

                         SECTION VI - EVENTS OF DEFAULT

                 (a) Events of Default. As used in this Deed of Trust, "Event of Default" shall mean the occurrence of an Event of Default under the Indenture or the Term Loan Agreement or a breach or violation of the terms of this Deed of Trust.

                 (b) Remedies. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to this Deed of Trust or as provided by law, and without limitation, Beneficiary may, subject to the terms of the Intercreditor Agreement, take such action, without notice or demand, as it deems advisable and is permitted by law to protect and enforce its rights against Trustor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary, except to the extent otherwise provided by law:

                 (i) (A) Beneficiary shall have the right and option to proceed with foreclosure by directing the Deed of Trust Trustee, or its successors or substitutes in trust, to proceed with foreclosure and to sell or offer for sale the Mortgaged Property in such manner as permitted or required by applicable law relating to the sale of real estate or by the Uniform Commercial Code relating to the sale of collateral after default by a debtor (as such applicable laws and Uniform Commercial Code now exist or as may be hereafter amended), or by any other present or subsequent articles or enactments relating to the sale of real estate or collateral; provided, however, that nothing contained in this subsection VI(b)(i) shall be construed so as to limit in any way the Deed of Trust Trustee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the State or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering.

                 (B) Trustor agrees to surrender possession of the hereinabove described Mortgaged Property to the purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Trustor. Upon receipt of the sale price in the case of a third party purchase or upon the crediting of the applicable portion of the Secured Obligations to the sales price if the purchaser is Beneficiary, the Deed of Trust Trustee is hereby authorized, empowered and directed to make due conveyance to the purchaser or purchasers, with general warranty binding upon Trustor and the heirs, successors and assigns of Trustor. The right of sale hereunder shall not be exhausted by one or more such sales, and the Deed of Trust Trustee may make other and successive sales until all of the Mortgaged Property be legally sold or all of the Secured Obligations shall have been paid. Trustor hereby irrevocably appoints the Deed of Trust Trustee to be the attorney of Trustor and in the name and on behalf of Trustor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Trustor ought to execute and deliver and do and perform any and all such acts and things which Trustor ought to do and perform under the covenants herein contained and generally, to use the name of Trustor in the exercise of all or any of the powers hereby conferred on the Deed of Trust Trustee. Recitals contained in any conveyance made by the Deed of Trust Trustee to any purchaser at any sale made pursuant hereto shall conclusively establish the truth and accuracy of the matters therein treated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, or the interest accrued on, any of the Secured Obligations after the same has become due and payable, advertisement and conduct of such sale in the manner provided herein and appointment of any successor trustee hereunder. The Deed of Trust Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Deed of Trust Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Deed of Trust Trustee, his successor or substitute. If the Deed of Trust Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Deed of Trust Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Deed of Trust Trustee conducting the sale.

                 (C) Subject to Section 2.2(b) of the Intercreditor Agreement, without limitation on any other provision contained herein, Beneficiary may, subject to NRS 107.080, declare all sums secured hereby immediately due by delivery to the Deed of Trust Trustee of a written notice of breach and election to sell (which notice the Deed of Trust Trustee shall cause to be recorded and mailed as required by law).

                 (D) After three (3) months shall have elapsed following recordation of any such notice of breach, the Deed of Trust Trustee shall sell the property subject hereto at such time and at such place in the State as the Deed of Trust Trustee, in its sole discretion, shall deem best to accomplish the objects of these trusts, having first given notice of such sale as then required by law. In the conduct of any such sale the Deed of Trust Trustee may act itself or through any auctioneer, agent or attorney. The place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of the Deed of Trust Trustee located in the State.

                          (1) Upon the request of Beneficiary or if required by
                 law the Deed of Trust Trustee shall postpone sale of all or any portion of said property or interest therein by public announcement at the time fixed by said notice of sale, and shall thereafter postpone said sale from time to time by public announcement at the time previously appointed.

                          (2) At the time of sale so fixed, the Deed of Trust
                 Trustee shall sell the property so advertised or any part thereof or interest therein either as a whole or in separate parcels, as Beneficiary may determine in its sole and absolute discretion, to the highest bidder for cash in lawful money of the United States, payable at time of sale, and shall deliver to such purchaser a deed or deeds or other appropriate instruments conveying the property so sold, but without covenant or warranty, express or implied. Beneficiary and the Deed of Trust Trustee may bid and purchase at such sale. To the extent of the Secured Obligations, Beneficiary need not bid for cash at any sale of all or any portion of the Mortgaged Property pursuant hereto, but the amount of any successful bid by Beneficiary shall be applied in reduction of the Secured Obligations. Trustor hereby agrees, if it is then still in possession, to surrender, immediately and without demand, possession of said property to any purchaser.

                 (ii) (A) Upon the occurrence and during the continuance of any Event of Default, the Deed of Trust Trustee or Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Deed of Trust Trustee and/or Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to the Deed of Trust Trustee and/or Beneficiary and shall bear interest from the date of making such advance by the Deed of Trust Trustee and/or Beneficiary until paid at the Note Rate.

                 (B) Trustor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, the Deed of Trust Trustee or Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Trustor, its successors or assigns, or its or their agents or servants, and may exclude Trustor, its successors or assigns, and all persons claiming under Trustor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Deed of Trust Trustee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Trustor, its successors or assigns, might at the time do and may exercise all rights and powers of Trustor, in the name, place and stead of Trustor, or otherwise as the Deed of Trust Trustee shall deem best. All costs, expenses and liabilities of every character incurred by the Deed of Trust Trustee and/or Beneficiary in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to the Deed of Trust Trustee and/or Beneficiary and shall bear interest from date of expenditure until paid at the Note Rate, all of which shall constitute a portion of the Secured Obligations and shall be secured by this Deed of Trust and by any other instrument securing the Secured Obligations. In connection with any action taken by the Deed of Trust Trustee and/or Beneficiary pursuant to this subsection (ii), the Deed of Trust Trustee and/or Beneficiary shall not be liable for any loss sustained by Trustor resulting from any act or omission of the Deed of Trust Trustee and/or Beneficiary in administering, managing, operating or controlling the Mortgaged Property, including a loss arising from the ordinary negligence of the Deed of Trust Trustee and/or Beneficiary, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall the Deed of Trust Trustee and/or Beneficiary be obligated to perform or discharge any obligation, duty or liability of Trustor.

                 (C) Trustor shall and does hereby agree to indemnify the Deed of Trust Trustee and/or Beneficiary for, and to hold the Deed of Trust Trustee and/or Beneficiary harmless from, any and all liability, loss or damage which may or might be incurred by the Deed of Trust Trustee and/or Beneficiary by reason of this Deed of Trust or the exercise of rights or remedies hereunder, including a loss arising from the ordinary negligence of the Deed of Trust Trustee and/or Beneficiary, except as such liability, loss or damage is occasioned by the gross negligence or willful misconduct of such party; should the Deed of Trust Trustee and/or Beneficiary make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Trustor hereby expressly promises to pay) owing by Trustor to the Deed of Trust Trustee and/or Beneficiary and shall bear interest from the date expended until paid at the Note Rate, shall be a part of the Secured Obligations and shall be secured by this Deed of Trust and any other instrument securing the Secured Obligations.

                 (D) Trustor hereby assents to, ratifies and confirms any and all actions of the Deed of Trust Trustee and/or Beneficiary with respect to the Mortgaged Property taken under this paragraph (ii).

                 (iii) Every right, power and remedy herein given to the Deed of Trust Trustee and Beneficiary shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Deed of Trust Trustee and Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by the Deed of Trust Trustee or Beneficiary in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                 (iv) To the extent permitted under applicable law, Beneficiary shall have the right (but shall not be obligated to) to become the purchaser at any sale held by the Deed of Trust Trustee or by any receiver or public officer, whether by power of sale, judicial procedure or otherwise, and shall have the right (but shall not be obligated to) to have all or any part of the Secured Obligations then owing credited against the amount of the bid made by Beneficiary at such sale.

                 (v) Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Deed of Trust Trustee or any public officer acting under execution or order of court to have physically present or constructively in his or her possession any of the Mortgaged Property, and Trustor hereby agrees to deliver all of such personal property to the purchasers at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if such property had been actually present and delivered.

                 (vi) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Deed of Trust Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or her or their purchase money, and such purchaser or purchasers, his or her or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Deed of Trust Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

                 (vii) (A) Any sale or sales of the Mortgaged Property or any part thereof, whether under the power of sale herein granted and conferred or under and by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Trustor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Trustor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Trustor, its successors and assigns; and Trustor, if requested by the Deed of Trust Trustee or Beneficiary to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

                 (B) The proceeds of any sale of the Mortgaged Property or any part thereof and all other moneys received by the Deed of Trust Trustee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied first, to the payment of all expenses incurred by the Deed of Trust Trustee or Beneficiary incident to the enforcement of this Deed of Trust or any of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and reasonable legal fees), and to the payment of all other charges, expenses, liabilities and advances incurred or made by the Deed of Trust Trustee or Beneficiary under this Deed of Trust or in executing any trust or power hereunder; and then to the payment of the Secured Obligations in such order and manner as is determined by Beneficiary in its sole discretion, subject to the terms of the Intercreditor Agreement.

                 (C) Beneficiary may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of any of the Secured Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole discretion, subject to the terms of the Intercreditor Agreement, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens created by this Deed of Trust.

                 (D) Trustor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Trustor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Trustor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law referred to herein and now in force, of which Trustor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

                 (E) If the proceeds of any sale or other lawful disposition of the Mortgaged Property by the Deed of Trust Trustee and/or Beneficiary are insufficient to pay the Secured Obligations, then Trustor shall pay or cause to be paid any deficiency.

                 (viii) Without in any manner limiting the generality of any of the other provisions of this Deed of Trust; (A) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein; (B) the security interests created hereby under the Uniform Commercial Code will attach to minerals including oil and gas; (C) this instrument is to be filed of record in the real estate records as a financing statement; and (D) Trustor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

                 (ix) The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary, in its sole discretion, may determine.

                 (c) Where not inconsistent with paragraph (b) the above, the following covenants, No., 1; 2 (full replacement value); 3; 4 (20% per annum); 5; 6; 7 (a reasonable percentage); 8 and 9 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.

                 Beneficiary's exercise of the foregoing remedies will not be construed to constitute Beneficiary as a mortgagee in possession of the Mortgaged Property nor to obligate Beneficiary to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Trustor under any lease, or for the control, care, management, or repair of the Mortgaged Property; nor will it operate to make Beneficiary responsible or liable for any waste committed on the Mortgaged Property by any Person or for any dangerous or defective condition of the Mortgaged Property, or for any act or omission relating to the management, upkeep, repair, or control of the Mortgaged Property that results in loss or injury or death to any Person.

                    SECTION VII - THE DEED OF TRUST TRUSTEE

                 (a) It shall be no part of the duty of the Deed of Trust Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, or any part thereof, or against Trustor, or to see to the performance or observance by Trustor of any of the covenants and agreements contained herein. The Deed of Trust Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. The Deed of Trust Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Deed of Trust Trustee shall not incur any personal liability hereunder except for the Deed of Trust Trustee's own gross negligence or willful misconduct; and the Deed of Trust Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Deed of Trust Trustee hereunder, believed by the Deed of Trust Trustee in good faith to be genuine.

                 (b) The Deed of Trust Trustee may resign by written notice addressed to Beneficiary (but such resignation shall not be effective until and unless a successor trustee is appointed by Beneficiary and such successor trustee accepts the appointment) or be removed at any time with or without cause by an instrument in writing duly executed on behalf of Beneficiary. Beneficiary may, at any time, by instrument in writing, appoint a successor or successors to the Deed of Trust Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary, and recorded in the appropriate office in the State, shall be conclusive proof of the proper substitution of such successor trustee, who shall have all the estate, powers, duties and trusts in the premises vested in or conferred on the original trustee.

                       SECTION VIII - CERTAIN DEFINITIONS

                 As used herein, the following terms shall have the following meanings:

                 "Additional Undertaking" shall mean (a) cash or cash equivalents or (b) a Surety Bond, an Additional Undertaking Guarantee or an Additional Undertaking Letter of Credit which is (i) provided by a Person, (ii) whose long- term unsecured debt is rated at least "AA" (or equivalent) by a nationally recognized statistical rating agency and (iii) is otherwise satisfactory to Beneficiary. Additional Undertakings shall be addressed directly to Beneficiary and shall name Beneficiary as the beneficiary thereof and the party entitled to make claims thereunder.

                 "Additional Undertaking Guarantee" shall mean the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating satisfactory to Beneficiary at the time such guarantee is delivered, given to Beneficiary, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by Beneficiary in accordance with its terms, subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Trust for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Deed of Trust.

                 "Additional Undertaking Letter of Credit" shall mean a clean, irrevocable, unconditional letter of credit in favor of Beneficiary and entitling Beneficiary to draw thereon in The City of New York issued by a bank satisfactory to Beneficiary, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by Beneficiary in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Trust for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Deed of Trust.

                 "Collateral Account" shall have the meaning set forth in the Intercreditor Agreement.

                 "Environmental Laws" shall mean any and all Governmental Requirements pertaining to occupational health or the environment in effect in the State, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the State establish a meaning for "oil", "hazardous substance", "release", solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to the Mortgaged Property.

                 "Excepted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (b) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens; (c) any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Mortgaged Property covered by such Lien for the purposes for which such Mortgaged Property is held by Trustor or materially impair the value of such Mortgaged Property subject thereto; (d) the Liens listed on Schedule 1 attached hereto and made a part hereof; and (e) Liens and encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Mortgaged Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title to the Mortgaged Property of which in the aggregate do not prevent the use of the Mortgaged Property for the purposes of which it is currently held by Trustor or have a Material Adverse Effect on the Companies taken as a whole.

                 "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Trustor or any Secured Party.

                 "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational safety and health standards or controls, of any Governmental Authority.

                 "Hazardous Materials" shall mean any pollutants, contaminants, or industrial, toxic or hazardous substances or wastes.

                 "Lien" shall mean any interest in Mortgaged Property owed to, or a claim by a Person, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.

                 "Material Adverse Effect" shall mean, as to any Person, asset or Property, a material adverse effect on the business, assets, properties, condition (financial or other), operations or results of operations of such Person, asset or Property, which effect is not adequately and effectively insured or indemnified against by a financially sound insurance company, and excepting effects arising solely out of general national economic conditions and/or effects arising solely out of matters affecting the industry in which such Person, asset or Property conducts business a whole.

                 "Note Rate" shall mean the rate borne by the Notes.

                 "NRS" shall mean the Nevada Revised Statutes.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Revolving Credit Agreement" shall mean that certain Loan and Security Agreement dated as of June 17, 1997 among PAAC, as borrower, Bank of America Illinois, as agent and a lender, and the lenders named therein, as in effect on the date hereof.

                 "State" shall mean the state where the Land is located.

                 "Surety Bond" shall mean a clean irrevocable surety bond or credit insurance policy in favor of Beneficiary issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is satisfactory to Beneficiary, accompanied by an opinion of counsel to such insurance company to the effect that such surety bond or credit insurance policy has been duly authorized, executed and delivered by such insurance company and constitutes the legal, valid and binding obligation of such insurance company enforceable against such insurance company by Beneficiary in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Trust for which such surety bond will be given, such surety bond and accompanying opinions are responsive to the requirements of this Deed of Trust.

                 "Trust Money" shall mean those certain proceeds set forth in subsections IV(q)(i) and IV(q)(ii).


                           SECTION IX - MISCELLANEOUS

                 (a) Choice of Law. The terms and provisions of this Deed of Trust and the enforcement hereof shall be governed by and construed in accordance with the laws of the state where the Land is located.

                 (b) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Deed of Trust Trustee and Beneficiary in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. If any part of the Secured Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the Lien and security interest hereof to the full extent of such Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

                 (c) Construction of this Instrument. This instrument may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.

                 (d) Captions; Gender and Number. The captions and section headings of this Deed of Trust are for convenience only and are not to be used to define the provisions hereof. The term "Beneficiary" as used herein shall mean and include any successor(s) to United States Trust Company of New York in its capacity as Collateral Agent under the Intercreditor Agreement. The terms used to designate the Deed of Trust Trustee, Beneficiary and Trustor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties. All terms contained herein shall be construed, whenever the context of this Deed of Trust so requires, so that the singular includes the plural and so that the masculine includes the feminine.

                 (e) Rights of Beneficiary. The Lien, security interest and other security rights of Beneficiary hereunder shall not be impaired by any indulgence, moratorium or release granted by Beneficiary, the Note Trustee or the Term Loan Agent, including, but not limited to, any renewal, extension or modification with respect to any Secured Obligation, or any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Obligation.

                 (f) Waiver of an Event of Default. Beneficiary may waive any Event of Default without waiving any other prior or subsequent Event of Default. Beneficiary may remedy any Event of Default without waiving the Event of Default remedied. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Trustor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Trustor in any case shall of itself entitle Trustor to any other or further notice of demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any Secured Obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.

                 (g) Successor Trustor. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and the Secured Obligations in the same manner as with Trustor, without in any way vitiating or discharging Trustor's liability hereunder or for the payment of the Secured Obligations or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of Beneficiary and/or any Secured Party, and no extension of the time for the payment of the Secured Obligations, in whole or in part, shall affect the liability of Trustor or any other person hereunder or for obligations secured hereby.

                 (h) Outstanding Lien, Security Interest, Charge or Prior Encumbrance. To the extent that proceeds of the Notes or proceeds of advances under the Term Loan Agreement are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced at Trustor's request, and Beneficiary shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Trustor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

                 (i) Covenants Running with the Land. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

                 (j) Notices. All notices requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                 If to Trustor, to the following address:

                          4200 NationsBank Center
                          700 Louisiana Street
                          Suite 4200
                          Houston, Texas 77002
                          Attention: Vice President, General Counsel
                                 and Secretary

                 If to Beneficiary, to the following address:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, New York 10036
                          Attention: Corporate Trust Department

                 If to the Deed of Trust Trustee, to the following address:

                          First American Title Company of Nevada
                          3760 Pecos-McLeod, Suite # 7
                          Las Vegas, Nevada 89121

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five (5) business days after being deposited in the mail, postage paid, when telexed answer back received and when telecopied, receipt acknowledged. Any party hereto may change its address set forth in this subsection (j) by notice to the other parties given in accordance with the provisions of this subsection (j).

                 (k) Beneficiary's Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Beneficiary is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Beneficiary's judgment.

                 (l) Foreclosure. In the event there is a foreclosure sale hereunder, and at the time of such sale Trustor or Trustor's successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Trustor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of the Mortgaged Property or any part thereof.

                 (m) Reimbursement. Trustor shall reimburse the Deed of Trust Trustee and Beneficiary, upon demand, for all fees, costs and expenses incurred by the Deed of Trust Trustee and Beneficiary in connection with the administration and enforcement of this Deed of Trust. If any action or proceedings, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding the Deed of Trust Trustee or Beneficiary is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Deed of Trust, Trustor shall, upon demand, reimburse the Deed of Trust Trustee and Beneficiary for all expenses (including, without limitation, attorneys' and agents' fees and disbursement) incurred by the Deed of Trust Trustee or Beneficiary in such action or proceedings. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Secured Obligations, the provisions of law relating to the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant. Trustor's obligations under this subsection IX(m) shall survive the satisfaction of this Deed of Trust and the discharge of Trustor's other obligations hereunder.

                 (n) Waiver of Stay. (i) Trustor agrees that in the event that Trustor or any property or assets of Trustor shall hereafter become subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Trustor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Beneficiary has commenced foreclosure proceedings under this Deed of Trust, Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Beneficiary as provided in this Deed of Trust or in any other document evidencing or securing the Secured Obligations.

                 (ii) Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection IX(n)(i) for the purposes provided therein, and Trustor agrees (a) not to oppose any such petition or motion and (b) at Trustor's sole cost and expense, to assist and cooperate with Beneficiary, as may be requested by Beneficiary from time to time, in obtaining any relief requested by Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Beneficiary or any such court.

                 (o) Waiver of Jury Trial. To the extent permitted by law, Trustor hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in the respect of any litigation based hereon, or directly or indirectly arising out of, under or in connection with, this Deed of Trust or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Trustor, the Deed of Trust Trustee or Beneficiary.

                 (p) Counterparts. This instrument may be executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

                 (q) Provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Deed of Trust, it is the understanding of the parties hereto that any actions by the Deed of Trust Trustee and/or Beneficiary are subject to the provisions of the Intercreditor Agreement.


                            [Signature page follows]

                 IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Trustor as of the date first written above.

                                    Trustor:

                                    PIONEER CHLOR ALKALI COMPANY, INC.


                                    By: /s/ PHILIP J. ABLOVE
                                       --------------------------
                                       Name:  Philip J. Ablove
                                       Title: Vice President and
                                              Chief Financial Officer



The name and address of Trustor is:

         PIONEER CHLOR ALKALI COMPANY, INC.
         700 Louisiana Street, Suite 4200
         Houston, Texas 77002

The name and address of Beneficiary is:

         UNITED STATES TRUST COMPANY OF NEW YORK
         114 West 47th Street
         New York, New York 10036
         Attention: Corporate Trust Department

THE STATE OF NEW YORK      )
                           )
COUNTY OF NEW YORK         )


         This instrument was acknowledged before me on this 17th day of June 1997, by Philip J. Ablove, Vice President and Chief Financial Officer of Pioneer Chlor Alkali Company, Inc., a Delaware corporation, on behalf of such corporation.


                                              /s/ CHRISTOPHER TUNG
                                              --------------------------------
                                              Notary Public in and for
                                              The State of New York